Exhibit 3.4

AMENDED AND RESTATED

BYLAWS

OF

LPATH, INC.

ARTICLE I

OFFICES

1.             THE PRINCIPAL OFFICES of the corporation shall be in the City of San Diego, State of California.  The corporation may have such other offices within or without the State of California as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II

SHAREHOLDERS

1.             ANNUAL MEETING.  The annual meeting of the shareholders shall be held on a date and time designated by the Board of Directors for the purpose of electing directors and for the transaction of other business that may come up before the meeting.

2.             SPECIAL MEETING.  A special meeting of the shareholders may be called by the Board of Directors, or by the President.  Special meetings shall be called any time upon the request of the shareholders owning not less than fifty percent (50%) of the outstanding stock of the corporation entitled to vote at such meeting.

3.             PLACE OF MEETING.  All meetings of the shareholders shall be held at the principal office of the corporation or at such other place as shall be determined from time to time by the Board of Directors.  If the place of the meeting is not at the principal offices of the corporation, the place of such meeting shall be stated in the call of the meeting.

4.             NOTICE OF MEETING.  Notice of the time and place of the annual meeting of shareholders shall be given by mailing written notice of the meeting at least ten (10) days but not more than sixty (60) days prior to the meeting to each shareholder of record of the corporation entitled to vote at such meeting. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon.  The notice of the time and place of special meetings shall be given by written notice or by personal notice at least five (5) days prior to the meeting to each shareholder of record of the corporation entitled to vote at such meeting.

5.             CLOSING OF TRANSFER BOOKS.  For the purpose of determining the shareholders entitled to notice of or entitled to vote at any regular meeting of shareholders or any special meeting, or of determining the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Directors of the corporation shall provide that the stock transfer books be closed for a stated period, but not to exceed in any case fifty (50) days.  If the stock transfer books are to be closed for the purpose of determining shareholders entitled to notice of a special meeting or of the annual meeting of shareholders, such books shall be closed for at least fourteen (14) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than (10) days prior to the date on which a particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for determination of (i) shareholders entitled to notice of or to vote at the meeting of shareholders, or (ii) shareholders entitled to received payment of a dividend, then the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders entitled to vote at any meeting of shareholders.

6.             VOTING LISTS.  The officer or agent in charge of the stock transfer books for the corporation shall prepare before each meeting of shareholders a complete list of shareholders entitled to vote at the meeting; such list is to be arranged in alphabetical order with the address of each person and the number of shares held by each person.  The list shall be prepared five (5) days prior to the shareholders’ meeting and shall be kept on file at the principal office of the corporation and subject to inspection during normal business hours by any shareholder. The list shall also be produced and kept open at the shareholders’ meeting and shall be subject to inspection by any shareholder during the meeting.

7.             QUORUM.  The quorum at any annual or special meeting of shareholders for the transaction of business shall consist of shareholders representing a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, except as otherwise provided by statute or by the Articles of Incorporation.  If a quorum is not present at a properly called shareholders’ meeting, the meeting shall be adjourned and an additional and further notice sent to all shareholders notifying them of the adjournment of the meeting and the date and time and place of the adjourned (rescheduled) meeting.  At such adjourned meeting, at which a quorum is present or represented, business may be transacted that might have been transacted at the meeting as originally notified.

8.             PROXIES.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by their duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or during the meeting.

9.             VOTING OF SHARES.  At all elections for directors of the corporation, each shareholder may cast as many votes in the aggregate as he is entitled to vote under its charter, multiplied by the number of directors to be elected.  Each shareholder may cast a whole number of votes, either in person or by proxy, for one candidate or distribute said votes among two or more candidates.  On all other matters, each shareholder shall have one vote for each share of stock owned by the shareholder. All elections for directors of the corporation shall be decided by plurality vote.  All other questions shall be decided by majority vote.

10.           VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe or in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by an administrator, trustee, executor, guardian, or conservator may be voted by such person or entity, either in person or by proxy, without a transfer of such into his name.  Shares standing in the name of a receiver may be voted by such receiver, and the shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.  Shares of its own stock belonging to the

Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

11.           INFORMAL ACTION BY SHAREHOLDERS.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

1.             GENERAL POWERS. The business and affairs of the corporation shall be managed by the “Board of Directors” consisting of not less than one or more than seven directors, and the Board of Directors, from time to time, may establish a number of directors within such range.  Members of the Board of Directors shall be elected at each annual meeting of shareholders and shall hold office until the adjournment of the annual meeting of shareholders in the subsequent year or until their earlier death, incapacity, resignation, or removal. Directors need not be shareholders.  In addition to the power and authority granted by the Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things that are not forbidden by statute, Articles of Incorporation, or by these Bylaws.

2.             VACANCIES. All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority vote of the remaining director or directors, even though they constitute less than a quorum, or by a majority vote of the shareholders.  This may be accomplished at any special or regular meeting of the Board of Directors or by the shareholders at any regular or special meeting.  A director thus elected to fill any vacancy shall hold office for the unexpired term of their predecessor.

3.             REGULAR MEETINGS.  A regular meeting of the directors shall be held as soon as practical subsequent to each annual meeting of shareholders.  The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings other than the meeting at the annual meeting of shareholders, by giving notice under their same provisions as that notice given of a shareholders meeting.

4.             SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called at any time by the President, or in his absence, by a Vice President, or by any two directors, to be held at the time and place designated in notice of special meeting.

5.             NOTICE OF SPECIAL MEETINGS.  Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or by telegram, facsimile, email, or similar means to the business address of each director. If notice be given personally, then it shall have immediate effect and if by other means, such notice shall be deemed to be delivered when the notice be given to the service provider.  Any member of the Board of Directors may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except; where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.             TELEPHONIC MEETING.  A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and the participation in a meeting under such circumstances shall constitute presence at the meeting.

7.             QUORUM.  The simple majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the convening and the continuation of the meeting.  If less than a quorum is present, either initially or at any subsequent time, the meeting shall be adjourned.

8.             MANNER OF ACTING.  The act of the simple majority of the directors present at a properly constituted meeting shall be the act of the Board of Directors.

9.             ACTION WITHOUT A MEETING.  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors.

10.           REMOVAL.  Any director may be removed for cause by the majority vote of the shareholders or by a majority vote of the Board of Directors.

11.           RESIGNATION.  Any director may resign at any time by giving written notice to the Board of Directors and the President or the Secretary of the corporation.  The resignation shall be effective upon receipt of the notice, or such later date as it may state, and the acceptance of the resignation shall not be necessary to make it effective.

12.           COMPENSATION.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or from receiving compensation therefore.

13.           CONTRACTS.  No contract or other transaction between this Corporation and any other corporation shall be impaired, affected, or invalidated, nor shall any director be liable in any way by reason of the fact that one or more of the directors of this Corporation are interested in or are directors or officers of such other corporations, provided that such facts are disclosed or made known to the Board of Directors prior to their authorizing such transaction.  Any director may be a party to or may be interested in any contract or transaction of this Corporation, and no directors shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall authorize, approve, or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken.  Such director or directors may be counted in determining the presence of a quorum at such meeting.  This Section shall not be construed to impair, invalidate, or in any way affect any contract or other transaction that would otherwise be valid under the law (common, statutory, or otherwise) applicable thereto.

14.           COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designated from among its members an executive committee and such other committees, and alternative members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution.  Each such committee shall serve at the pleasure of the Board.

15.           PRESUMPTION OF ASSENT.  A director of a corporation who is present at a meeting of the Board of Directors at which action on any corporate matter has been taken will be presumed to have assented to the action taken unless their dissent is entered in the minutes of the meeting or unless they had filed their written dissent to such action with the person acting as the Secretary at the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

1.             OFFICERS.   The officers of the corporation shall be a President, Vice-Presidents (when appointed), a Secretary, and a Treasurer (when appointed), each of whom shall be elected by the Board of Directors and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chief Executive Officer or Chief Financial Officer.  In its discretion, the Board of Directors may leave unfilled, for any such periods it may determine, any office except those of President and Secretary.  Any two or more officers may be held by the same person.  Officers may be directors or shareholders of the Corporation.  The Board of Directors may appoint a Chairman who, not being an officer of the Corporation, shall exercise such power and authority as may be from time to time determined by the Board of Directors.

2.             ELECTION AND TERM OF OFFICERS.  The officers of the corporation shall be elected annually at the regular meeting of the Board of Directors held immediately following the annual meeting of shareholders.  Each officer shall hold office until their successor has been duly elected and qualified or their earlier death, incapacity, resignation, or removal.

3.             RESIGNATION.  Any officer may resign at any time by giving written notice of such resignation to the President, the Secretary, or the Treasurer of the Corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

4.             REMOVAL.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the corporation would be served by such removal.  Such removal shall be without prejudice to the contractual rights, if any, of the persons so removed.

5.             VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired position of the term.

6.             PRESIDENT. The President shall be the principal executive officer and shall generally supervise and control all the business and affairs of the corporation.  Unless such authority be given to the Chairman of the Board, the President shall preside at all meetings of shareholders and of the Board of Directors.  He shall sign, with the Secretary, Certificates for share of Common Stock.  The President shall also sign deeds, mortgages, bonds, contracts, or any other instrument that the Board of Directors have authorized to be executed by the President.  The President shall be responsible for the Corporate Books, unless this is delegated to another officer.

The President in general shall perform all the duties incident to the office of President and such other during as may be prescribed by the Board of Directors from time to time.  In the event that the corporation has a Chief Executive Officer, the duties described in these Bylaws for the President shall be assumed by the Chief Executive Officer, unless otherwise determined by the Board of Directors.

7.             VICE PRESIDENTS.  In the absence of the President, or in the event of a death, inability, or refusal to act of the President, any Vice President shall perform the duties of the President.  When they are so acting, they shall have all the powers of and be subject to all the restrictions of the President.  The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

8.             SECRETARY.  The Secretary shall keep the minutes of the shareholders and of the meetings of the Board of Directors and shall see that all notices are duly given in accordance with the provisions of these Bylaws.  The Secretary shall issue the notices for all meetings except that a notice of a special meeting of the Board of Directors called at the request of two directors may be issued by those directors.  The Secretary shall keep a register of the post office address of each shareholder and shall have general charge of the stock transfer books unless this duty is given to a Transfer Agent.  The Secretary shall make reports and perform such other duties as are incident to their office or are properly required of them by the Board of Directors or the President.

9.             TREASURER. The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the corporation (ii) receive monies due to the corporation and give receipts therefore and shall disperse the funds of the corporation in payment of the demands against the corporation as directed by the officers and the Board of Directors, and (iii) perform all duties incident to this office of as properly required by the officers or the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for faithful discharge of duties in such sum as the Board of Directors shall determine.  In the event that the corporation has a Chief Financial Officer, the duties described in these Bylaws for the Treasurer shall be assumed by the Chief Financial Officer, unless otherwise determined by the Board of Directors.

10.           SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors, or a committee that it has specially authorized, and no officers shall be prevented from receiving such salary by reason of the fact the he/she is also a member of the Board of Directors of the Corporation.  Officers who receive a salary for such service, and who are also members of the Board of Directors of the Corporation, shall receive no additional compensation for their service as a member of the Board of Directors.

11.           INABILITY TO ACT.  In case of absence or inability to act of any officer of the corporation, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer of the corporation.

12.           SURETIES AND BONDS.  In the case the Board of Directors shall so require, any officer, employee, or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties to the Corporation, including responsibility for negligence for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

13.           SHARES OF STOCK OF OTHER CORPORATIONS. Whenever the Corporation is the holder of shares of stock of any other corporation, then any right of power of the Corporation as such shareholder (including the attendance, acting, and voting at shareholders’ meetings and execution of waivers, consents, proxies, or other instruments) may be exercised on behalf of the Corporation by such other person as the Board of Directors may authorize.

ARTICLE V

INDEMNITY

1.  INDEMNITY.  The Corporation shall indemnify its directors, officers, and employees as follows:

Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of the corporation, partnership, joint venture, trust, or enterprise, the indemnity against expenses of a suit, litigation, or other proceedings which is specifically permissible under applicable law.

The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

1.             CONTRACTS.  The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.             LOANS.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

3.             CHECKS, DRAFTS, ETC.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.             DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII

SHARES OF STOCK

1.             CERTIFICATES.  Certificates representing shares of the corporation shall be in a form designated by the Board of Directors.  Such certificates shall be signed by the President and Secretary.  All certificates for shares shall be consecutively numbered.  The name and address of the shareholder, the number of shares, and date of issue shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of share has been surrendered and canceled.  The exception is the case of a lost or destroyed or mutilated certificate, and in such case a new one may be issued when the person claiming that the certificate has been lost or destroyed or mutilated certifies to the corporation of that fact and indemnifies the corporation.

2.             TRANSFER OF SHARES.  A transfer of stock shall be made only upon the transfer books of the corporation kept at the office of the corporation or, if so appointed by the Board of Directors, at a Transfer Agent office.  Only registered shareholders in the transfer books of the corporation shall be entitled to be treated by the corporation as the holders in fact of stock.  The corporation shall not be bound to recognize any equitable or other claims to or any interest in any share of stock that is not recorded upon the transfer books of the corporation in a manner prescribed by these Bylaws except as expressly provided by the laws of the State of Nevada.

ARTICLE VIII

FISCAL YEAR

1.             FISCAL YEAR.  The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December.

ARTICLE IX

DIVIDENDS

1.             DIVIDENDS.  The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by these Bylaws.

ARTICLE X

SEAL

1.             SEAL.  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon, the name Lpath, Inc., State of Nevada, and the words “corporate seal.”

ARTICLE XI

WAIVER OF NOTICE

1.             WAIVER.  Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws, under the provisions of the Articles of Incorporation, or under the provisions of the applicable law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether made before or after the time stated thereon, shall be deemed equivalent to giving of such notice.

ARTICLE XII

AMENDMENTS

1.             AMENDMENTS.  Alterations or amendments may be made by an affirmative vote of at least two-thirds of the shares of the corporation entitled to vote in any duly called special or regular meeting or by a majority of the Board of Directors at any duly called regular or special meeting.

The above Amended and Restated Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 9th day of October, 2006.

/s/ Gary J.G. Atkinson
Gary J.G. Atkinson
Corporate Secretary